Exhibit 99.1

MAIA Biotechnology Presents Trial in Progress Poster at the 2025 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics

First five patients in Part C (expansion) of THIO-101 Phase 2 clinical trial enrolled in Taiwan and Turkey

CHICAGO – October 27, 2025 – MAIA Biotechnology, Inc. (NYSE American: MAIA) (“MAIA”, the “Company”), a clinical-stage biopharmaceutical company focused on developing targeted immunotherapies for cancer, today announced its recent attendance at the 2025 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics. The Conference, held October 22-26, 2025, in Boston, MA, was hosted by the American Association for Cancer Research (AACR), the National Cancer Institute (NIC), and the European Organisation for Research and Treatment of Cancer (EORTC).

MAIA’s Sr. Medical Director, Victor Zaporojan, M.D., presented a Trial in Progress poster titled “A Phase 2 Study of Ateganosine (THIO; 6-thio-2’-deoxyguanosine) in Combination with Immune Checkpoint Inhibitor (ICI) in Patients with Advanced Non-Small Cell Lung Cancer (NSCLC) Resistant to Prior ICI and Chemotherapy: THIO-101 Trial in Progress.”

Dr. Zaporojan stated, “It was a pleasure to engage with many oncologists and scientists at the AACR-NCI-EORTC Conference and share updates from Part C of our expanded Phase 2 trial. As enrollment continues, we’re seeing a safety profile well aligned with Parts A and B, and momentum is building. Our expert investigators are eager to bring this opportunity to more patients in more countries as new sites come online in the weeks ahead.”

MAIA also announced that it has enrolled five patients from Taiwan and Turkey in the expansion phase of its THIO-101 Phase 2 trial. Screening for the trial is ongoing in Europe and Asia. With multi-continental trial locations, MAIA investigators can draw from a significantly larger patient pool for its third-line studies of ateganosine.

Dr. Saadettin Kiliçkap, Scientific Advisor to MAIA and key investigator for THIO-101 Part C in Turkey, commented, “It’s exciting to see ateganosine develop into what could be a promising treatment option for the large and underserved NSCLC patient population in our region. Lung cancer remains a major public health challenge here—it is the most common cancer and the leading cause of cancer-related death, particularly among men. While public health efforts have helped reduce incidence in men, rates among women continue to rise. Our medical community would welcome a breakthrough therapy that could meaningfully extend and improve the quality of life for patients with late-stage NSCLC.”

Dr. Kiliçkap has served as principal or sub-investigator in more than 100 national and international multi-center phase 2 and phase 3 clinical studies, many of which were related to lung cancer. His research focuses on medical oncology and cancer epidemiology, including solid tumors such as lung cancer, breast cancer, melanoma, and gastrointestinal system cancers, as well as targeted therapies and immunotherapy.

The high prevalence of smoking, compounded by air pollution, is the key driver of NSCLC in Turkey. A 2018 study reported that tobacco smoking accounted for 89.6% of lung cancer cases in Turkey.1 Subsequent research in 2019 suggested that prolonged exposure to ambient air pollution—particularly PM2.5 particulate matter—may have contributed to around 15% of lung cancer-related deaths, highlighting a significant additional risk when combined with smoking.2

MAIA’s Trial in Progress poster is available at maiabiotech.com/publications.

About Ateganosine

Ateganosine (THIO, 6-thio-dG or 6-thio-2’-deoxyguanosine) is a first-in-class investigational telomere-targeting agent currently in clinical development to evaluate its activity in non-small cell lung cancer (NSCLC). Telomeres, along with the enzyme telomerase, play a fundamental role in the survival of cancer cells and their resistance to current therapies. The modified nucleotide 6-thio-2’-deoxyguanosine induces telomerase-dependent telomeric DNA modification, DNA damage responses, and selective cancer cell death. Ateganosine-damaged telomeric fragments accumulate in cytosolic micronuclei and activates both innate (cGAS/STING) and adaptive (T-cell) immune responses. The sequential treatment of ateganosine followed by PD-(L)1 inhibitors resulted in profound and persistent tumor regression in advanced, in vivo cancer models by induction of cancer type–specific immune memory. Ateganosine is presently developed as a second or later line of treatment for NSCLC for patients that have progressed beyond the standard-of-care regimen of existing checkpoint inhibitors.

About THIO-101 Phase 2 Clinical Trial

THIO-101 is a multicenter, open-label, dose finding Phase 2 clinical trial. It is the first trial designed to evaluate ateganosine’s anti-tumor activity when followed by PD-(L)1 inhibition. The trial is testing the hypothesis that low doses of ateganosine administered prior to cemiplimab (Libtayo®) will enhance and prolong immune response in patients with advanced NSCLC who previously did not respond or developed resistance and progressed after first-line treatment regimen containing another checkpoint inhibitor. The trial design has two primary objectives: (1) to evaluate the safety and tolerability of ateganosine administered as an anticancer compound and a priming immune activator (2) to assess the clinical efficacy of ateganosine using Overall Response Rate (ORR) as the primary clinical endpoint. The expansion of the study will assess overall response rates (ORR) in advanced NSCLC patients receiving third line (3L) therapy who were resistant to previous checkpoint inhibitor treatments (CPI) and chemotherapy. Treatment with ateganosine followed by cemiplimab (Libtayo®) has shown an acceptable safety profile to date in a heavily pre-treated population. For more information on this Phase II trial, please visit ClinicalTrials.gov using the identifier NCT05208944.

About MAIA Biotechnology, Inc.

MAIA is a targeted therapy, immuno-oncology company focused on the development and commercialization of potential first-in-class drugs with novel mechanisms of action that are intended to meaningfully improve and extend the lives of people with cancer. Our lead program is ateganosine (THIO), a potential first-in-class cancer telomere targeting agent in clinical development for the treatment of NSCLC patients with telomerase-positive cancer cells. For more information, please visit www.maiabiotech.com.

1 Tobacco Induced Diseases, 14th Annual Conference of the International Society for the Prevention of Tobacco Induced Diseases (TID)

2 Department of Public Health, Trakya University, Faculty of Medicine, Türkiye

Forward Looking Statements

MAIA cautions that all statements, other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels or activity, performance or achievements to be materially different from those anticipated by such statements. The use of words such as “may,” “might,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify forward looking statements. However, the absence of these words does not mean that statements are not forward-looking. For example, all statements we make regarding (i) the initiation, timing, cost, progress and results of our preclinical and clinical studies and our research and development programs, (ii) our ability to advance product candidates into, and successfully complete, clinical studies, (iii) the timing or likelihood of regulatory filings and approvals, (iv) our ability to develop, manufacture and commercialize our product candidates and to improve the manufacturing process, (v) the rate and degree of market acceptance of our product candidates, (vi) the size and growth potential of the markets for our product candidates and our ability to serve those markets, and (vii) our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates, are forward looking. All forward-looking statements are based on current estimates, assumptions and expectations by our management that, although we believe to be reasonable, are inherently uncertain. Any forward-looking statement expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and are subject to risks and uncertainties and other factors beyond our control that may cause actual results to differ materially from those expressed in any forward-looking statement. Any forward-looking statement speaks only as of the date on which it was made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In this release, unless the context requires otherwise, “MAIA,” “Company,” “we,” “our,” and “us” refers to MAIA Biotechnology, Inc. and its subsidiaries.

Investor Relations Contact

+1 (872) 270-3518

ir@maiabiotech.com